UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 24, 2006

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 24, 2006, the Registrant (the “Guarantor”) entered into an Amended and Restated Guaranty dated as of May 24, 2006, in favor of Wygen Funding, Limited Partnership (“Lessor”).

Under the terms of the original Guarantee, the Registrant guaranteed the obligations of the Registrant’s subsidiary, Black Hills Wyoming, Inc. (the “Lessee”), pursuant to the Lease Agreement for the Wygen I plant with Wygen Funding (the “Lessor”) dated as of July 20, 2001, which was filed as Exhibit 10.33 to the Registrant’s Form 10-K for 2001, and is incorporated herein by reference. Wygen Funding is considered a variable interest entity and the Lessee is considered the primary beneficiary, therefore the variable interest entity has been consolidated by the Registrant in its consolidated financial statements since 2003. Approximately $128 million of Lessor debt is currently included in the Registrant’s consolidated balance sheet, which is comprised of $111.1 million of Tranche A debt due June 30, 2006 and $17.2 million of Tranche B debt due June 30, 2008. The maturity of the Tranche A debt has been extended from June 30, 2006 to June 30, 2008.

The Amended and Restated Guarantee amends the financial covenants to conform them to the financial covenants in the Registrant’s existing revolving credit facility and to include the extension of Tranche A debt under the guarantee.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this item is included in Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies
Mark T. Thies
Executive Vice President
and Chief Financial Officer

Date: May 30, 2006

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